Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-248069

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 17, 2020)

Logiq, Inc.

100,000 Shares of Common Stock

We are offering an aggregate of 100,000 shares of our common stock.

Our common stock is traded on the OTCQX Market under the symbol “LGIQ.” On March 8, 2021, the last reported sales price for our common stock on the OTCQX Market was $5.90 per share.

You should read carefully this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, together with the additional information described in this prospectus under the headings “Information Incorporated by Reference” before you invest in any of our securities.

Investing in our common stock involves risks. You should carefully read and consider the “Risk Factors” beginning on page S-5 of this prospectus before investing. You should also consider the risk factors described or referred to in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$5.00	$500,000.00
Proceeds to us (before expenses)	$5.00	$500,000.00

Delivery of the shares offered hereby is expected to be made on or about March 10, 2021.

The date on this prospectus supplement is March 10, 2021

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. We are not, and the placement agent is not, making an offer of our securities in any jurisdiction where the offer is not permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-248069) that we filed with the Securities and Exchange Commission (the “SEC”) and that was declared effective by the SEC on August 26, 2020. Under this shelf registration process, we may, from time to time, offer common stock, preferred stock, debt securities, warrants and units, of which this offering is a part.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the accompanying prospectus, which provides more general information about our common stock and other securities that do not pertain to this offering. To the extent that the information contained in this prospectus supplement conflicts with any information in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in our securities.

 References to “our company,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus are to Logiq, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document may include trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

 Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about Logiq, Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Logiq, Inc. you should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, “common stock” means our common stock, par value $0.0001 per share.

Overview

We enable small-to-medium-sized businesses (“SMBs”) to create a mobile application (“app”) for their business without the need of technical knowledge, high investment, or background in information technology (“IT”) by utilizing the Company’s core platform, “CreateApp”, which is a platform that is offered as a Platform as a Service (“PaaS”) to the Company’s clients and customers.

We provide our PaaS to SMBs in a wide variety of industry sectors. We believe that SMBs can increase their sales, reach more customers, and promote their products and services using our PaaS, which we believe is a simple, easy to build mobile app at an affordable price and in a cost-effective manner. We recognize revenue on a pay to use subscription basis when our customers use our platform in order to create mobile apps for their business.

Products

General

Since 2017, we have been focused on enabling mobile commerce via our enhanced platform offered on a PaaS basis, and the Company’s e-wallet initiative. Product launches with our strategic partners DPEX (Indonesia), BGT (Thailand), and Augicom/Orange (France) are representative of the PaaS platform strategy and product offering.

As of the filing date of this registration statement, we currently offer the following products: (i) CreateApp, (ii) AtozPay, (iii) AtozGo, and (iv) DataLogiq

CreateApp

CreateApp, the Company’s core product and PaaS, allows SMBs to create mobile apps for their business without the need of technical knowledge, high investment, or background in IT.

CreateApp has evolved over the course of 2017, 2018 and 2019 to capitalize on the immediate opportunity for developing a larger network of valuable users and merchants by developing services that will enable the adoption of mobile commerce across Greater South East Asia and the United States. The platform enhancements have taken the Company’s technology from a standalone DIY app builder, to an enhanced platform built to enable mobile commerce by empowering users to create their own e & M-commerce ecosystem.

In 2019, Logiq focused on scaling this business model by continuing to develop and expand strategic partnerships that would increase the number of users and merchants available to users of the Company’s products on a PaaS basis. These efforts expanded on the success of recent product launches representative of the PaaS platform strategy and product offerings with our strategic partners, and after extensive discussions with our partners, management believes that supporting these initiatives through deeper engagement, interaction, and co-marketing/sales substantially benefited the Company in 2018 and 2019.

AtozPay

AtozPay, beta testing originally launched in late 2017 as the Company’s e-wallet initiative, is a ‘consumer facing’ product offering that supports the PaaS strategy developed by the enhancements to the CreateApp platform that provides payment capabilities to users of our platform. However, AtozPay is designed to be a robust, universal payment platform, therefore, its growth is not limited to the Company’s PaaS customers alone.

Since its launch, AtozPay has surpassed the Company’s expectations as it has achieved stronger than anticipated customer traction with limited marketing expense. Since inception AtoZPay total Gross Mobile Transaction Volume has exceeded $18M. As of the filing date of this registration statement, AtoZPay is operating at an annualized run-rate above $18M.

AtozGo

AtozGo is our PaaS platform that provides mobile payment capabilities for the local food delivery service industry.

We launched AtozGo in the fall of 2019 in Jakarta, Indonesia and by March 2020 reached a registered customer base of 102,000 mobile users with about 16% of the userbase generating more than 16,000 deliveries per day.

The Company plans to continue to reinvest in AtozGo in order to increase user growth and regional expansion with its unique pedestrian-powered approach to urban food delivery.

DataLogiq

The Company acquired Logiq, Inc. (Nevada subsidiary), doing business as DataLogiq, in January 2020. DataLogiq provides a data-driven, end-to-end eCommerce marketing solution for enterprises and major U.S. brands, like Home Advisor, QuinStreet and Sunrun. The AI-powered LogiqX™ data engine delivers valuable consumer insights that enhance the ROI of online marketing spend.

The Company plans to continue to grow the DataLogiq business by increasing sales and marketing efforts and also acquisitions of complementary businesses.

Product Development

Development of our software is focused on expanding product lines, designing enhancements to our core technologies, and integrating existing and new products into our principal software architecture and platform technologies. We intend to continue to offer regular updates to our products and to continue to look for opportunities to expand our existing suite of products and services.

To date, we have developed products internally, sometimes also licensing or acquiring products, or portions of products, from third parties. These arrangements sometimes require that we pay royalties to third parties. We intend to continue to license or otherwise acquire technology or products from third parties when it makes business sense to do so.

Our Strategy

Although Logiq’s CreateApp platform originally focused on the Pan-Asia markets—the platform is provided in fourteen, predominantly Asian, languages—we have partners that work with us to develop other markets.

The CreateApp platform enables SMBs to create a mobile app without the need of technical knowledge, high investment or background in IT.

We believe that through our app, SMBs can increase sales, reach more customers and promote their products and services via a simple easy to build mobile app at an affordable price and in a cost-effective manner.

Logiq currently offers the CreateApp platform directly, as a Platform as a Service (PaaS).

Logiq also offers a DIY App builder through a ‘white label’ platform, also under a PaaS model, with the apps developed generating revenue in the following markets, primarily via cooperation agreements that were structured in late 2015, 2016 and 2017.

For the territories licensed to our distributors and on a white label basis, we derive royalty income from the end user use of our platform.

Plan of Operations

During 2019 Logiq plans to continue to develop and expand strategic partnerships that would increase the number of users and merchants available to users of the Company’s products on a PaaS basis.

This includes the continued roll-out of the PaaS platform with our strategic partners in various regions as well as introducing additional logistics solutions with PT Royal Express Indonesia.

Underlying all the various business units, ‘data’ is at the heart of them meaning that DataLogiq will provide data capture and analytics to customers across all business units should the need be there.

Furthermore, the company expects to expand the AtoZPay e-wallet services as our QR Code payment technology trials to continue and are now poised to launch a robust marketing effort. The company’s partnership with Finnet is expected to accelerate adoption to over 200,000 merchant outlets using AtoZPay QR technology.

Finnet, founded in 2005, is 60% owned by PT. Telekomunikasi Indonesia, the largest provider of telecom services in Indonesia, is currently the largest ‘fixed-line’ provider with over 10 million households and businesses as their clients.

Further, the Company plans to expand the AtoPay e-wallet solution to other Greater South East Asia countries.

Corporate Information

Logiq, Inc. is a Delaware corporation that incorporated in 2004. Logiq is headquartered in New York, with offices in New York City, and its common stock is quoted on the OTCQX Market under the symbol, “LGIQ.”

On April 23, 2018, the Company participated in the incorporation of a company in Indonesia, PT Weyland Indonesia Perkasa (“WIP’), an Indonesian limited liability company of which the Company held a 49% equity interest, spun off to shareholders as of December 2018, with the option to purchase an additional 31% equity interest at a later date.

The Company holds a 31% unexercised option in WIP as at December 31, 2019. The Company is in the process of increasing its equity interest in WIP to 51% in order to consolidate the financial results of WIP on a going-forward basis.

On December 18, 2019, the Company, and its wholly-owned subsidiary, Origin8, Inc., a Nevada corporation (“Origin8), entered into an Asset Purchase Agreement (the “Purchase Agreement”) whereby Origin8 would acquire substantially all of the assets of Push Holdings, Inc. (“Push”), a wholly-owned subsidiary of ConversionPoint Technologies, Inc. (“ConversionPoint,” and together with Push, the “Sellers”), in exchange for a total of up 35,714,285 shares of restricted common stock (the “Sellers’ Shares”) of the Company (the “Transaction”).

On January 8, 2020, the Company, via its wholly-owned subsidiary, completed the acquisition of substantially all of the assets of Push pursuant to the terms of the Purchase Agreement.

Under the terms of the Purchase Agreement, at closing the Company issued 28,571,428 of the Sellers’ Shares to ConversionPoint, and the remaining 7,142,857 of such Sellers’ Shares were issued and placed in an independent third-party escrow where such shares will be released to ConversionPoint once the Sellers achieve certain milestone requirements, subject to offset for indemnification purposes.

On September 25, 2020, the Company commenced trading under the Company’s new name, Logiq, Inc., and the new symbol: “LGIQ”.

Our principal executive offices are located at 85 Broad Street, 16-079, New York, NY 10004and our telephone number is (808) 829-1057. We maintain an internet website at www.logiq.com. We do not incorporate the information on our website into this prospectus supplement and you should not consider it part of this prospectus supplement.

Where You Can Find More Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

THE OFFERING

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of our common stock, see “Description of Capital Stock” in the accompanying prospectus.

Issuer:	Logiq, Inc.

Common stock offered by us:	100,000 shares

Common stock outstanding after this offering:	16,486,896 shares (1)

Use of Proceeds:	We will receive gross proceeds of approximately $500,000 from the sale of the common stock in this offering. We plan to use the net proceeds received in such sale for working capital and general corporate purposes. For more information, see the section titled “Use of Proceeds.”

Risk factors:	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-5 for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Trading symbol:	“LGIQ.”

(1)	The foregoing table is based on 16,386,896 shares of common stock outstanding at March 9, 2021, which excludes, as of that date:

●	1,500,000 shares reserved for issuance in connection with future awards under our 2020 Equity Incentive Plan; and

●	500,000 shares of our common stock issuable upon the vesting of outstanding restricted stock units.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Disclosure Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Our Business

We must successfully navigate the demand, supply and operational challenges associated with the ongoing coronavirus (COVID-19) pandemic.

Certain segments of our business has begun to be negatively affected by a range of external factors related to COVID-19 that are not within our control. For example, numerous measures have been implemented by governmental authorities across the globe to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, restrictions and limitations of public gatherings, and business limitations and shutdowns. Many of our customers’ businesses have been severely impacted by these measures and some have been required to reduce employee headcount as a result. If a significant number of our customers are unable to continue as a going concern, this would have an adverse impact on our business and financial condition. In addition, many of our customers are working remotely, which may delay the timing of new business and implementations of our services. If COVID-19 continues to have a substantial impact on our partners, customers, vendors, resellers, or suppliers, our results of operations and overall financial performance will be harmed.

The impacts of COVID-19 on our business, customers, partners, vendors, resellers, suppliers, employees, markets and financial results and condition are uncertain, evolving and dependent on numerous unpredictable factors outside of our control, including:

●	the spread, duration and severity of COVID-19 as a public health matter and its impact on governments, businesses and society generally and our clients, partners, vendors, resellers, suppliers and our business more specifically;

●	the measures being taken by governments, businesses and society in response to COVID-19 and the effectiveness of those measures;

●	the scope and effectiveness of fiscal and monetary stimulus programs and other legislative and regulatory measures being implemented by federal, state and local governments in response to COVID-19;

●	the duration and impact of the numerous measures implemented by governmental authorities throughout the country to contain COVID-19, including travel bans and restrictions, quarantines, shelter-in-place orders, restrictions and limitations on public gatherings, and business limitations and shutdowns;

●	the increase in business failures or slowdowns among our customers, vendors, resellers, suppliers, and other businesses;

●	the pace and extent to which our customers and other businesses are able to operate and/or reduce their number of employees and other compensated individual;

●	the willingness of current and prospective clients to invest in our products and services;

●	the willingness of current and prospective clients to buy and install products and services remotely;

●	the satisfaction of customers with product and service remote delivery and support; and

●	the continuing extension of complimentary subscriptions to retain our customers.

If we are not able to respond to and manage the impact of such events effectively, our business will be adversely impacted.

At present, it is clear the global economy has been negatively impacted by COVID-19, and demand for some of our products and services have been reduced due to uncertainty and the economic impact of COVID-19.

More generally, COVID-19 raises the possibility of an extended global economic downturn, which could affect demand for our products and services and impact our results and financial condition even after the pandemic is contained and remediation/restriction measures are lifted. For example, we may be unable to collect receivables from customers that are significantly impacted by COVID-19. COVID-19 may also have the effect of heightening many of the other risks described in the “Risk Factors” section of our Annual Report on Form 10-K. We will continue to evaluate the nature and extent of the impact of COVID-19 may have on our business.

Risks Related to this Offering and Our Securities

Our quarterly and annual operating results fluctuate and may continue to fluctuate in the future, and if we fail to meet the expectations of analysts or investors, our stock price and the value of your investment could decline substantially.

We believe that operating results for any particular quarter are not necessarily a meaningful indication of future results. Nonetheless, fluctuations in our quarterly operating results could negatively affect the market price of our common stock. Our results of operations in any quarter or annual period have varied in the past, and may vary from quarter to quarter or year to year and are influenced by such factors as:

●	changes in the general global economy;

●	changes in customer budget cycles;

●	the number and scope of ongoing customer engagements;

●	changes in the mix of our products and services;

●	competitive pricing pressures;

●	the extent of cost overruns;

●	buying patterns of our customers;

●	the timing of new product releases by us or our competitors;

●	general economic factors, including factors relating to disruptions in the world credit and equity markets and the related impact on our customers’ access to capital;

●	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

●	changes in financial estimates by us or by any securities analysts who might cover our stock;

●	speculation about our business in the press or the investment community;

●	significant developments relating to our relationships with our customers or suppliers;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;

●	customer demand for our business solutions;

●	investor perceptions of our industry in general and our Company in particular;

●	the operating and stock performance of comparable companies;

●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

●	the timing and charges associated with completed acquisitions, divestitures, and other events;

●	changes in accounting standards, policies, guidance, interpretation or principles;

●	changes in tax laws, rules, regulations, and tax rates in the locations in which we operate;

●	exchange rate fluctuations;

●	loss of external funding sources;

●	sales of our common stock, including sales by our directors, officers or significant stockholders; and

●	addition or departure of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you may want to sell your interest in our common stock.

If securities or industry analysts issue an adverse opinion regarding our stock or do not publish research or reports about our company, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that equity research analysts publish about us and our business. We anticipate having limited analyst coverage and we may continue to have inadequate analyst coverage in the future. Even if we obtain adequate analyst coverage, we would have no control over such analysts or the content and opinions in their reports. Securities analysts may elect not to provide research coverage of our company and such lack of research coverage may adversely affect the market price of our common stock. The price of our common stock could also decline if one or more equity research analysts downgrade our common stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business. If one or more equity research analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. As of March 9, 2021, we have 16,386,896 shares of our common stock outstanding.

Moreover, we may enter into agreements with certain holders of our common stock which could give such holders certain rights, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or our stockholders.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Provisions in our certificate of incorporation and bylaws, as may be amended from time to time, may have the effect of delaying or preventing a change of control or changes in our management. Some of these provisions:

●	authorize our board of directors to issue up to 250,000,000 shares of authorized common stock;

●	specify that special meetings of our stockholders can be called only by the Chairman of our board of directors, President, or Vice President; and

●	provide that stockholders will not be allowed to vote cumulatively in the election of directors;

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us, unless such transaction satisfies certain conditions.

These anti-takeover provisions and other provisions in our certificate of incorporation and bylaws, as may be amended from time to time, make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing or cause us to take other corporate actions you desire. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.

Our inability to raise additional capital on acceptable terms in the future may limit our ability to develop and commercialize new solutions and technologies and expand our operations.

If our available cash balances and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements, due to lower demand for our products as a result of other risks described in this “Risk Factors” section, we may seek to raise additional capital through equity offerings, debt financings, collaborations or licensing arrangements. We may also consider raising additional capital in the future to expand our business, pursue strategic investments, take advantage of financing opportunities, develop and exploit existing and new products, expand into new markets, or other reasons.

Additional funding may not be available to us on acceptable terms, or at all. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. The terms of debt securities issued or borrowings could impose significant restrictions on our operations. The incurrence of indebtedness or the issuance of certain equity securities could result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt or issue additional equity, limitations on our ability to acquire or license intellectual property rights, and other operating restrictions that could adversely affect our ability to conduct our business. In addition, the issuance of additional equity securities by us, or the possibility of such issuance, may cause the market price of our common stock to decline. If we do not have, or are not able to obtain, sufficient funds, we may have to delay development or commercialization of our products or license to third parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our products, or to grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to liquidate some or all of our assets, or delay, reduce the scope of or eliminate some or all of our development programs. We also may have to reduce marketing, customer support or other resources devoted to our products or cease operations. Any of these actions could harm our business, operating results, and financial condition.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from the sale of the securities offered hereby for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement, except as previously disclosed.

Our management will retain broad discretion over the use of proceeds, and we may ultimately use the proceeds for different purposes than what we currently intend. Until we use the proceeds for any purpose, we expect to invest them in short-term investments.

We have agreed to pay certain advisory fees to The Benchmark Company, LLC which will be offering expenses associated with this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

DILUTION

Our net tangible book value as of September 30, 2020 was approximately $5,180,460 or approximately $0.39 per share of common stock based on 13,205,355 shares of common stock outstanding as of September 30, 2020. Net tangible book value represents total tangible assets less total liabilities. Net tangible book value per share represents net tangible book value divided by the total number of shares of common stock outstanding.

Dilution in net tangible book value per share represents the difference between the price per share of our common stock issued under securities purchase agreement and the adjusted net tangible book value per share of our common stock after giving effect to this offering of 100,000 shares of common stock, our adjusted net tangible book value per share of our common stock at September 30, 2020 would have been approximately $5,680,460, or $0.43 per share of common stock. This represents an immediate increase in net tangible book value per share of our common stock of approximately $0.03 per share to existing stockholders and an immediate dilution of approximately $4.57 per share to purchasers in this offering. The following table illustrates this per-share dilution:

Purchase price per share		$5.00
Net tangible book value per share as of September 30, 2020	$0.39
Increase per share attributable to this new investor	$0.03

Proforma net tangible net tangible book value per share as of September 30, 2020 after giving effect to this offering		$0.43

Dilution per share to new investors		$4.57

The foregoing table is based on 13,205,355 shares of common stock outstanding at September 30, 2020, which excludes, as of that date:

●	2,000,000 shares reserved for issuance in connection with future awards under our equity compensation plan.

●	150,000 shares issued in connection with the October 15, 2020 registered direct offering.

●	208,696 shares issued in connection with the November 9, 2020 registered direct offering.

●	176,470 shares issued in connection with the December 11, 2020 registered direct offering.

●	101,694 shares issued in connection with the January 12, 2021 registered direct offering.

DESCRIPTION OF CAPITAL STOCK

The description below of our capital stock and provisions of our articles of incorporation and bylaws, as amended, are summaries and are qualified by reference to the articles of incorporation and bylaws, as amended, and the applicable provisions of Delaware law.

Common Stock

We are authorized to issue 250,000,000 shares of Common Stock, at a par value $0.0001 per share.  The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

The holders of Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors out of funds legally available therefore.  In the event we have liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock.  Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

As of March 9, 2021, there were 16,386,896 shares of our common stock outstanding and held by approximately 2,700 stockholders.

Equity Compensation Plan Information

There were no equity compensation plans outstanding as of December 31, 2019.

On September 30, 2020, the Company adopted an equity compensation plan entitled the Logiq, Inc. 2020 Equity Incentive Plan (the “Plan”). Pursuant to the Plan, the Company reserved up to 2,000,000 shares of common stock for issuance under the Plan.

Transfer Agent

We have engaged Nevada Agency and Trust Company as our stock transfer agent.  Nevada Agency and Trust Company is located at 50 West Liberty Street, Reno, Nevada 89501. Phone: (775) 332-0626.

Market

Our common stock is quoted on The OTCQX Market under the symbol “LGIQ.”

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock may enable our board of directors to issue shares to persons friendly to current management or to discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and our bylaws contain provisions that may have the effect of delaying or preventing a change of control or changes in our management. Some of these provisions:

●	authorize our board of directors to issue up to 250,000,000 shares of authorized common stock;

●	specify that special meetings of our stockholders can be called only by the Chairman of our board of directors, President, or Vice President; and

●	provide that stockholders will not be allowed to vote cumulatively in the election of directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

LEGAL MATTERS

The validity of the issuance of shares of common stock offered hereby has been passed upon for us by Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California.

EXPERTS

The consolidated financial statements of Logiq, Inc. (f/k/a Weyland Tech, Inc.) as of December 31, 2019 incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of Centurion ZD CPA & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein upon notice at our headquarters, 85 Broad Street, 16-079, New York, NY 10004 during normal business hours.

Information about us is also available at our website at www.logiq.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement:

●	our Annual Report on Form 10-K for year ended December 31, 2019, filed with the SEC on March 30, 2020;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 15, 2020, August 14, 2020 and November 16, 2020, respectively;

●	our Current Reports on Form 8-K filed on January 9, 2020, March 2, 2020, March 25, 2020, April 16, 2020, May 1, 2020 (amendment), May 15, 2020 (amendment), August 6, 2020, August 14, 2020, September 4, 2020, September 25, 2020, October 1, 2020, October 15, 2020, November 5, 2020, November 9, 2020, November 10, 2020, December 15, 2020, January 7, 2021, January 14, 2021, March 5, 2021 and March 10, 2021;

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 22, 2006, as amended on February 23, 2006, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	filings we make with the SEC pursuant to the Exchange Act after the date of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates). Written or oral requests for copies should be directed to Logiq, Inc., Attn: Chief Executive Officer, 85 Broad Street, 16-079, New York, NY 10004, telephone number ((808) 829-1057. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

PROSPECTUS

$20,000,000

COMMON STOCK

WARRANTS

RIGHTS

UNITS

From time to time, we may offer up to $20,000,000 aggregate dollar amount of shares of our common stock, warrants to purchase our common stock or other securities, subscription rights and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.

This prospectus describes the general manner in which those securities may be offered using this prospectus. Each time we offer securities, we will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on the OTCQX Market under the symbol “WEYL.” On August 7, 2020, the last reported sales price for our common stock on the OTCQX Market was $9.40 per share. None of the other securities we may offer are currently quoted on any market or securities exchange.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 5 of this prospectus and any applicable prospectus supplement, before investing in our securities.

The securities described in this prospectus may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate dollar amount of $20,000,000. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We have provided to you in this prospectus a general description of the securities we may offer.

We may also add, update or change in a prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in such prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “Weyland Tech,” “WEYL,” the “Company,” “we,” “us,” and “our” refer to Weyland Tech, Inc., a Delaware corporation.

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PROSPECTUS SUMMARY

This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Overview

We enable small-to-medium-sized businesses (“SMBs”) to create a mobile application (“app”) for their business without the need of technical knowledge, high investment, or background in information technology (“IT”) by utilizing the Company’s core platform, “CreateApp”, which is a platform that is offered as a Platform as a Service (“PaaS”) to the Company’s clients and customers.

We provide our PaaS to SMBs in a wide variety of industry sectors. We believe that SMBs can increase their sales, reach more customers, and promote their products and services using our PaaS, which we believe is a simple, easy to build mobile app at an affordable price and in a cost-effective manner. We recognize revenue on a pay to use subscription basis when our customers use our platform in order to create mobile apps for their business.

Products

General

Since 2017, we have been focused on enabling mobile commerce via our enhanced platform offered on a PaaS basis, and the Company’s e-wallet initiative. Product launches with our strategic partners DPEX (Indonesia), BGT (Thailand), and Augicom/Orange (France) are representative of the PaaS platform strategy and product offering.

As of the filing date of this registration statement, we currently offer the following products: (i) CreateApp, (ii) AtozPay, (iii) AtozGo, and (iv) DataLogiq

CreateApp

CreateApp, the Company’s core product and PaaS, allows SMBs to create mobile apps for their business without the need of technical knowledge, high investment, or background in IT.

CreateApp has evolved over the course of 2017, 2018 and 2019 to capitalize on the immediate opportunity for developing a larger network of valuable users and merchants by developing services that will enable the adoption of mobile commerce across Greater South East Asia and the United States. The platform enhancements have taken the Company’s technology from a standalone DIY app builder, to an enhanced platform built to enable mobile commerce by empowering users to create their own e & M-commerce ecosystem.

In 2019, Weyland focused on scaling this business model by continuing to develop and expand strategic partnerships that would increase the number of users and merchants available to users of the Company’s products on a PaaS basis. These efforts expanded on the success of recent product launches representative of the PaaS platform strategy and product offerings with our strategic partners, and after extensive discussions with our partners, management believes that supporting these initiatives through deeper engagement, interaction, and co-marketing/sales substantially benefited the Company in 2018 and 2019.

AtozPay

AtozPay, beta testing originally launched in late 2017 as the Company’s e-wallet initiative, is a ‘consumer facing’ product offering that supports the PaaS strategy developed by the enhancements to the CreateApp platform that provides payment capabilities to users of our platform. However, AtozPay is designed to be a robust, universal payment platform, therefore, its growth is not limited to the Company’s PaaS customers alone.

Since its launch, AtozPay has surpassed the Company’s expectations as it has achieved stronger than anticipated customer traction with limited marketing expense. Since inception AtoZPay total Gross Mobile Transaction Volume has exceeded $18M. As of the filing date of this registration statement, AtoZPay is operating at an annualized run-rate above $18M.

AtozGo

AtozGo is our PaaS platform that provides mobile payment capabilities for the local food delivery service industry.

We launched AtozGo in the fall of 2019 in Jakarta, Indonesia and by March 2020 reached a registered customer base of 102,000 mobile users with about 16% of the userbase generating more than 16,000 deliveries per day.

The Company plans to continue to reinvest in AtozGo in order to increase user growth and regional expansion with its unique pedestrian-powered approach to urban food delivery.

DataLogiq

The Company acquired Logiq, Inc. (Nevada), doing business as DataLogiq, in January 2020. DataLogiq provides a data-driven, end-to-end eCommerce marketing solution for enterprises and major U.S. brands, like Home Advisor, QuinStreet and Sunrun. The AI-powered LogiqX™ data engine delivers valuable consumer insights that enhance the ROI of online marketing spend.

The Company plans to continue to grow the DataLogiq business by increasing sales and marketing efforts and also acquisitions of complementary businesses.

Product Development

Development of our software is focused on expanding product lines, designing enhancements to our core technologies, and integrating existing and new products into our principal software architecture and platform technologies. We intend to continue to offer regular updates to our products and to continue to look for opportunities to expand our existing suite of products and services.

To date, we have developed products internally, sometimes also licensing or acquiring products, or portions of products, from third parties. These arrangements sometimes require that we pay royalties to third parties. We intend to continue to license or otherwise acquire technology or products from third parties when it makes business sense to do so.

Our Strategy

Although Weyland Tech’s CreateApp platform originally focused on the Pan-Asia markets—the platform is provided in fourteen, predominantly Asian, languages—we have partners that work with us to develop other markets.

The CreateApp platform enables SMBs to create a mobile app without the need of technical knowledge, high investment or background in IT.

We believe that through our app, SMBs can increase sales, reach more customers and promote their products and services via a simple easy to build mobile app at an affordable price and in a cost-effective manner.

Weyland Tech currently offers the CreateApp platform directly, as a Platform as a Service (PaaS).

Weyland Tech also offers a DIY App builder through a ‘white label’ platform, also under a PaaS model, with the apps developed generating revenue in the following markets, primarily via cooperation agreements that were structured in late 2015, 2016 and 2017.

For the territories licensed to our distributors and on a white label basis, we derive royalty income from the end user use of our platform.

Plan of Operations

During 2019 Weyland plans to continue to develop and expand strategic partnerships that would increase the number of users and merchants available to users of the Company’s products on a PaaS basis.

This includes the continued roll-out of the PaaS platform with our strategic partners in various regions as well as introducing additional logistics solutions with PT Royal Express Indonesia.

Underlying all the various business units, ‘data’ is at the heart of them meaning that DataLogiq will provide data capture and analytics to customers across all business units should the need be there.

Furthermore, the company expects to expand the AtoZPay e-wallet services as our QR Code payment technology trials to continue and are now poised to launch a robust marketing effort. The company’s partnership with Finnet is expected to accelerate adoption to over 200,000 merchant outlets using AtoZPay QR technology.

Finnet, founded in 2005, is 60% owned by PT. Telekomunikasi Indonesia, the largest provider of telecom services in Indonesia, is currently the largest ‘fixed-line’ provider with over 10 million households and businesses as their clients.

Further, the Company plans to expand the AtoPay e-wallet solution to other Greater South East Asia countries.

Corporate Information

Weyland Tech, Inc. is a Delaware corporation that incorporated in 2004. Weyland Tech is headquartered in New York, with offices in New York City, and its common stock is quoted on the OTCQX Market under the symbol, “WEYL.”

On April 23, 2018, the Company participated in the incorporation of a company in Indonesia, PT Weyland Indonesia Perkasa (“WIP’), an Indonesian limited liability company of which the Company held a 49% equity interest, spun off to shareholders as of December 2018, with the option to purchase an additional 31% equity interest at a later date.

The Company holds a 31% unexercised option in WIP as at December 31, 2019. The Company is in the process of increasing its equity interest in WIP to 51% in order to consolidate the financial results of WIP on a going-forward basis.

On December 18, 2019, the Company, and its wholly-owned subsidiary, Origin8, Inc., a Nevada corporation (“Origin8), entered into an Asset Purchase Agreement (the “Purchase Agreement”) whereby Origin8 would acquire substantially all of the assets of Push Holdings, Inc. (“Push”), a wholly-owned subsidiary of ConversionPoint Technologies, Inc. (“ConversionPoint,” and together with Push, the “Sellers”), in exchange for a total of up 35,714,285 shares of restricted common stock (the “Sellers’ Shares”) of the Company (the “Transaction”).

On January 8, 2020, the Company, via its wholly-owned subsidiary, completed the acquisition of substantially all of the assets of Push pursuant to the terms of the Purchase Agreement.

Under the terms of the Purchase Agreement, at closing the Company issued 28,571,428 of the Sellers’ Shares to ConversionPoint, and the remaining 7,142,857 of such Sellers’ Shares were issued and placed in an independent third-party escrow where such shares will be released to ConversionPoint once the Sellers achieve certain milestone requirements, subject to offset for indemnification purposes.

Our principal executive offices are located at 85 Broad Street, 16-079, New York, NY 10004and our telephone number is (501) 507-9229. We maintain an internet website at www.weyland-tech.com. We do not incorporate the information on our website into this prospectus and you should not consider it part of this prospectus.

The Securities We May Offer

With this prospectus, we may offer common stock, warrants, subscription rights, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $20,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, including securities convertible into common stock.

Warrants

We may offer warrants for the purchase shares of common stock or other securities. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights to purchase of common stock or other securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, warrants and/or subscription rights. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement relating to a particular offering of securities will contain a discussion of the risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein upon notice at our headquarters, 85 Broad Street, 16-079, New York, NY 10004 during normal business hours.

Information about us is also available at our website at www.weyland-tech.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

●	our Annual report on Form 10-K for year ended December 31, 2019, filed with the SEC on March 30, 2020;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 15, 2020 and August 14, 2020, respectively;

●	our Current Reports on Form 8-K filed on January 9, 2020, March 2, 2020, March 25, 2020, April 16, 2020, May 1, 2020 (amendment), May 15, 2020 (amendment), August 6, 2020 and August 14, 2020;

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 22, 2006, as amended on February 23, 2006, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Weyland Tech, Inc., Attn: Chief Executive Officer, 85 Broad Street, 16-079, New York, NY 10004, telephone number (501) 507-9229. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding product development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed on a securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

●	the terms of the offer;

●	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

●	the purchase price of the securities from us;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

●	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

●	any public offering price; and

●	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue 250,000,000 shares of Common Stock, at a par value $0.0001 per share.  The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

The holders of Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors out of funds legally available therefore.  In the event we have liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock.  Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

As of August 13, 2020, there were 12,895,432 shares of our common stock outstanding and held of record by 369 stockholders.

Equity Compensation Plan Information

There were no equity compensation plans outstanding as of December 31, 2019.

Transfer Agent

We have engaged Nevada Agency and Trust Company as our stock transfer agent.  Nevada Agency and Trust Company is located at 50 West Liberty Street, Reno, Nevada 89501. Phone: (775) 332-0626.

Market

Our common stock is quoted on The OTCQX Market under the symbol “WEYL.”

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock may enable our board of directors to issue shares to persons friendly to current management or to discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and our bylaws contain provisions that may have the effect of delaying or preventing a change of control or changes in our management. Some of these provisions:

●	authorize our board of directors to issue up to 250,000,000 shares of authorized common stock;

●	specify that special meetings of our stockholders can be called only by the Chairman of our board of directors, President, or Vice President; and

●	provide that stockholders will not be allowed to vote cumulatively in the election of directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock, any other securities registered herein, or any combination thereof. Warrants may be issued independently or together with our securities or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Warrant Terms

The prospectus supplement relating to a particular series of warrants to purchase our common stock or other securities will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent, or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, warrants and/or subscription rights. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of Weyland Tech, Inc. as of December 31, 2019 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Centurion ZD CPA & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

100,000 Shares of Common Stock

Prospectus Supplement

March 10, 2021